                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report made a part of Zenith Electronics Corporation's Amendment No. 5 to the Registration Statement on Form S-4, Registration No. 333-61057, filed in June 1999.

/s/ ARTHUR ANDERSEN LLP
Chicago, Illinois
June 18, 1999